STIC PRIME PORTFOLIO                                               SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   2/28/2010
FILE NUMBER:         811-02729
SERIES NO.:          17

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Institutional     $     1,282
        2 Dividends for a second class of open-end company shares (000's Omitted)
          Private           $        66
          Personal          $        29
          Cash Management   $       190
          Reserve           $         2
          Resource          $        44
          Corporate         $        63

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Institutional          0.0006
        2 Dividends for a second class of open-end company shares (form nnn.nnnn)
          Private                0.0002
          Personal               0.0002
          Cash Management        0.0002
          Reserve                0.0002
          Resource               0.0002
          Corporate              0.0005

74U.    1 Number of shares outstanding (000's Omitted)
          Institutional       1,956,223
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Private               330,590
          Personal              138,587
          Cash Management       789,485
          Reserve                 9,300
          Resource              222,405
          Corporate             144,425

74V.    1 Net asset value per share (to nearest cent)
          Institutional     $      1.00
        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Private           $      1.00
          Personal          $      1.00
          Cash Management   $      1.00
          Reserve           $      1.00
          Resource          $      1.00
          Corporate         $      1.00